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As filed with the Securities and Exchange Commission on May 22, 2007

File No: 333-138565

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 7
to
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VANTAGE ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	51-0599779 (I.R.S. Employer Identification Number)

777 Post Oak Blvd., Suite 610
Houston, Texas 77056
(713) 839-8856
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Paul A. Bragg
Chief Executive Officer
777 Post Oak Blvd., Suite 610
Houston, Texas 77056
(713) 839-8856
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Chris E. Celano, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 (212) 370-1300 (212) 370-7889—Facsimile	Gregg A. Noel, Esq. Thomas J. Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000 (213) 687-5600—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Unit (1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant(2)	28,750,000 Units	$8.00	$230,000,000	$24,610

Shares of Common Stock included as part of the Units(2)	28,750,000 Shares	—	—	—	(3)

Warrants included as part of the Units(2)	28,750,000 Warrants	—	—	—	(3)

Shares of Common Stock underlying the Warrants included in the Units(4)	28,750,000 Shares	$6.00	$172,500,000	$18,458

Representative's Unit Purchase Option	1	$100	$100	—	(3)

Units underlying the Representative's Unit Purchase Option ("Representative's Units")(4)	1,250,000 Units	$9.60	$12,000,000	$1,284

Shares of Common Stock included as part of the Representative's Units(4)	1,250,000 Shares	—	—	—	(3)

Warrants included as part of the Representative's Units(4)	1,250,000 Warrants	—	—	—	(3)

Shares of Common Stock underlying the Warrants included in the Representative's Units(4)	1,250,000 Shares	$7.20	$9,000,000	$963

Total			$423,500,100	$45,316	(5)

(1)
Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 3,750,000 units, and 3,750,000 shares of common stock and 3,750,000 warrants underlying such units, which may be issued on exercise of a 30-day option granted to the underwriters to cover over allotments, if any.
(3)
No fee pursuant to Rule 457(g).
(4)
Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.
(5)
Previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Note to Filing:

This Amendment No. 7 has been filed solely to include as part of this Registration Statement Exhibit 5.1, Opinion of Counsel.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees' fee	$1,000	(1)
Initial Escrow Agent Fee	3,500
SEC registration fee	45,315
NASD filing fee	42,850
Accounting fees and expenses	50,000
Printing and engraving expenses	75,000
Legal fees and expenses	250,000
AMEX listing fees and expenses	70,000
Miscellaneous	212,335	(2)

Total	$750,000

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $12,000 for acting as transfer agent and warrant agent of the registrant's common stock and warrants, respectively.

(2)
This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

        "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

        During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Paul A. Bragg (1)	1,750,000
Christopher G. DeClaire	900,000
Jorge E. Estrada M.	900,000
Marcelo D. Guiscardo	900,000
John C.G. O'Leary (2)	900,000
John Russell (3)	900,000
Total	6,250,000

(1)
Paul A. Bragg is our Chairman and Chief Executive Officer. For estate planning purposes, Mr. Bragg may transfer some or all of his shares of common stock to a grantor retained annuity trust for the benefit of family and friends.

(2)
For estate planning purposes, Mr. O'Leary may transfer some or all of his shares of common stock to an entity for the benefit of his family.

(3)
For estate planning purposes, Mr. Russell may transfer some or all of his shares of common stock to a family limited partnership for the benefit of his family.

        Such shares of common stock were issued on September 8, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to "accredited investors" as defined in Rule 501(a) of the Securities Act. The shares of common stock issued to the persons above were sold for an aggregate offering price of $25,000 at a purchase price of $0.004 per share, after giving effect to a stock dividend effected in February 2007 in the ratio of one share for each share issued and outstanding. No underwriting discounts or commissions were paid with respect to such sales.

        Prior to the effective date of this prospectus the founding stockholders will purchase 375,000 founder units and 3,000,000 founder warrants from us. These founder securities will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to "accredited investors" as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales. A private placement subscription agreement has been entered into between the Company and our officers and directors in connection with these founder securities and is attached as an exhibit. Our officers and directors have subscribed for and, prior to the effective date of this prospectus, will purchase the founder securities in the amount set forth below opposite their respective names.

Stockholders	Number of Shares	Number of Warrants
Paul A. Bragg	105,000	945,000
Christopher G. DeClaire	54,000	486,000
Jorge E. Estrada M.	54,000	486,000
Marcelo D. Guiscardo	54,000	486,000
John C.G. O'Leary	54,000	486,000
John Russell	54,000	486,000
Total	375,000	3,375,000

        In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the founding stockholder's collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the founding stockholder's collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering, in each case without giving effect to the private placement.

Item 16. Exhibits and Financial Statement Schedules.

        See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 17. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than

        20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii.
      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    i.
    If the registrant is relying on Rule 430B:

    A.
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    B.
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

    ii.
    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

    (5)
    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    ii.
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii.
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    iv.
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (b)
  The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d)
  The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of May, 2007.

VANTAGE ENERGY SERVICES, INC.
By:	/s/ PAUL A BRAGG Name: Paul A. Bragg Title: Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ PAUL A BRAGG Paul A. Bragg	Chairman and Chief Executive Officer (Principal Executive Officer)	May 22, 2007
/s/ CHRISTOPHER G. DECLAIRE* Christopher G. DeClaire	Chief Financial Officer Vice President, Secretary, Treasurer, and Director (Principal Financial and Accounting Officer)	May 22, 2007
/s/ JORGE E ESTRADA M.* Jorge E. Estrada M.	Director	May 22, 2007
/s/ MARCELO D. GUISCARDO* Marcelo D. Guiscardo	Director	May 22, 2007
/s/ JOHN C.G. O'LEARY* John C.G. O'Leary	Director	May 22, 2007
/s/ JOHN RUSSELL* John Russell	Director	May 22, 2007
* By Paul A Bragg Attorney in Fact

Exhibit No.	Description
1.1	Form of Underwriting Agreement. †
3.1	Certificate of Incorporation.†
3.2	Form of Amended and Restated Certificate of Incorporation. †
3.3	By-laws.†
4.1	Specimen Unit Certificate. †
4.2	Specimen Common Stock Certificate. †
4.3	Specimen Warrant Certificate. †
4.4	Form of Unit Purchase Agreement to be granted to Deutsche Bank Securities Inc. †
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant. †
5.1	Opinion of Ellenoff Grossman & Schole LLP.
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant. †
10.2	Form of Securities Escrow Agreement among the Registrant, Continental Stock Transfer & Trust Company, and the Founding Stockholders. †
10.3	Form of Registration Rights Agreement among the Registrant and the Founding Stockholders. †
10.4	Letter Agreement by Paul A. Bragg. †
10.5	Letter Agreement by Christopher G. DeClaire. †
10.6	Letter Agreement by Jorge E. Estrada M. †
10.7	Letter Agreement by Marcelo D. Guiscardo. †
10.8	Letter Agreement by John C.G. O'Leary. †
10.9	Letter Agreement by John Russell. †
10.10	Lease Agreement between the Registrant and Gateway Ridgecrest, Inc. †
10.11	Amended and Restated Subscription Agreement between the Registrant and the Founding Stockholders. †
10.12	Promissory Note, dated October 31, 2006, issued to Paul A. Bragg in the amount of $50,000. †
10.13	Promissory Note, dated October 31, 2006, issued to Paul A. Bragg in the amount of $21,000. †
10.14	Promissory Note, dated October 31, 2006, issued to Christopher G. DeClaire in the amount of $10,800. †
10.15	Promissory Note, dated October 31, 2006, issued to Jorge E. Estrada M. in the amount of $10,800. †
10.16	Promissory Note, dated October 31, 2006, issued to Marcelo D. Guiscardo in the amount of $10,800. †
10.17	Promissory Note, dated October 31, 2006, issued to John C.G. O'Leary in the amount of $10,800. †
10.18	Promissory Note, dated October 31, 2006, issued to John Russell in the amount of $10,800. †
10.19	Promissory Note, dated January 31, 2007, issued to Paul A. Bragg in the amount of $21,000. †
10.20	Promissory Note, dated January 31, 2007, issued to Christopher G. DeClaire in the amount of $10,800. †
10.21	Promissory Note, dated January 31, 2007, issued to Jorge E. Estrada M. in the amount of $10,800. †
10.22	Promissory Note, dated January 31, 2007, issued to Marcelo D. Guiscardo in the amount of $10,800. †
10.23	Promissory Note, dated January 31, 2007, issued to John C.G. O'Leary in the amount of $10,800. †
10.24	Promissory Note, dated January 31, 2007, issued to John Russell in the amount of $10,800. †

10.25	Employment, non-competition and confidentiality agreement between Paul A. Bragg and Pride International, Inc. †
10.26	Charter of the Audit Committee of the Board of Directors †
10.27	Charter of the Nominating Committee of the Board of Directors †
10.28	Promissory Note, dated March 26, 2007, issued to Paul A. Bragg in the amount of $21,000. †
10.29	Promissory Note, dated March 26, 2007, issued to Christopher G. DeClaire in the amount of $10,800. †
10.30	Promissory Note, dated March 26, 2007, issued to Jorge E. Estrada M. in the amount of $10,800. †
10.31	Promissory Note, dated March 26, 2007, issued to Marcelo D. Guiscardo in the amount of $10,800. †
10.32	Promissory Note, dated March 26, 2007, issued to John C.G. O'Leary in the amount of $10,800. †
10.33	Promissory Note, dated March 26, 2007, issued to John Russell in the amount of $10,800. †
14	Code of Business Conduct and Ethics †
23.1	Consent of UHY LLP.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
23.3	Consent of Gardere Wynne Sewell LLP †
24	Power of Attorney (Included on Signature Page).

*
To be filed by amendment.

†
Previously filed

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURE